EXHIBIT 3.1

AMENDED AND RESTATED

BY-LAWS

OF

NAVISTAR INTERNATIONAL CORPORATION

Incorporated Under the Laws

of the State of Delaware

(Effective October 6~~June 23~~, 2020)

AMENDED AND RESTATED

BY-LAWS

OF

NAVISTAR INTERNATIONAL CORPORATION

ARTICLE I

Meetings of Stockholders

Section 1.    Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as shall be fixed by the Board of Directors and at such time and place, within or without the State of Delaware, as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. If the annual meeting is omitted on the day herein provided, a special meeting may be held in place thereof, and any business transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting. ~~At the discretion of the Board of Directors, the meeting may be conducted by remote communication to the extent permitted by law.~~ The Board of Directors may, in its sole discretion, determine that the annual meeting shall not be held at any place, but may instead be held by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law, as amended.

Section 2.    Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chair of the Board or by the Board of Directors.

Section 3.    Time and Place of Meetings. All meetings of the stockholders shall be held at such times and places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law, as amended.

Section 4.    Notice of Meetings. Except as otherwise expressly required by law or by the Restated Certificate of Incorporation of Navistar International Corporation (“Corporation”), written notice of each meeting of the stockholders, stating the date, hour and place and, in the case of a special meeting of the stockholders, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting by mail, or if authorized by the Board of Directors, by a form of electronic transmission permitted by law. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date on which an annual or special meeting is to be held. Any such notice shall be deemed given if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s last post office address appearing on the stock records of the Corporation or, if by electronic transmission, as follows: (a) if by facsimile telecommunications, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. At special meetings of stockholders no business other than that specified in the notice of the meeting (or any supplement thereto) shall be transacted at such meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given.

Section 5.    Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding one-third (1/3) of the shares of stock of the Corporation, issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 6.    Organization. At each meeting of the stockholders, one of the following shall chair the meeting and preside thereat, in the following order of precedence:

(a)    the Chair of the Board;

(b)    the Chief Executive Officer; or

(c)    an Executive Officer in order of rank of office and by seniority within the same rank.

The Secretary, or, if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chair of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 7.    Conduct of Meetings. The chair of each meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures may include, without limitation: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) adjournment of the meeting, (d) rules and procedures for maintaining order at the meeting and the safety of those present; (e) limitations on attendance at or participation in the meeting to stockholders of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (f) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (g) limitations on the time allotted to questions or comments by participants.

Section 8.    Notice of Stockholder Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record (1) on the date of giving of the notice provided for in this Section 8, (2) on the record date for the determination of stockholders entitled to vote at such annual meeting and (3) at the time of the meeting, and that is present in person at the annual meeting and entitled to vote at such annual meeting (if the nominating stockholder is not an individual, a qualified representative of such nominating stockholder is required to be present in person at the meeting) and (ii) who complies with the notice procedures set forth below in this Section 8, including the provision of the information required by this Section 8. Full compliance with the foregoing clause (b) shall be the exclusive means for a stockholder to nominate any person for election as a director of the Corporation. For purposes of these By-laws, a “qualified representative” of such stockholder shall be, if such nominating stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership or (y) a corporation or limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must be received at the principal executive offices of the Corporation not more than 150 days, and not less than 120 days, in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below): (i) the name, age, business address, residence address and record address of such person; (ii) the principal occupation or employment of such person; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person; (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the rules and regulations promulgated thereunder; (v) the nominee holder for, and number of, shares owned beneficially but not of record by such person; (vi) whether and the extent to which any transaction or series of transactions has been made or entered into by or on behalf of such persons in relation to any share of stock or other securities of the Corporation, including, without limitation, any hedging or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, dividend rights, options or borrowed or loaned shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation; (vii) any pending or threatened litigation in which such person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (viii) a summary of all material discussions regarding any business proposed to be taken at the annual meeting between or among such persons and any other beneficial or record owner of shares of any class or series of the Corporation (including the names of such stockholders); (ix) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder’s notice; (x) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder and any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand; (xi) any other material relationship between such person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (xii) any direct or indirect material interest in any material contract or agreement of such person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (xiii) a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder or any Stockholder Associated Person, on the one hand, and each candidate for nomination or his or her respective associates or other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant; and (xiv) a statement as to whether either such person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such person’s nominees and/or otherwise to solicit proxies from stockholders in support of such nominee. Any information required pursuant to this paragraph shall be supplemented as of the record date for the meeting and as of the date that is 10 business days prior to such meeting or adjournment or postponement thereof by the stockholder giving the notice, which shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 10 days after such record date for the meeting or five business days prior to the annual meeting or adjournment or postponement thereof, as applicable. Such notice must be accompanied by (x) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, (y) a questionnaire completed and signed by each proposed nominee and (z) a Nominee Agreement signed by each proposed nominee, in each case as required by Article II, Section 4 of these By-laws. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

If the chair of the annual meeting determines that a nomination was not made in full compliance with the foregoing procedures, the chair shall declare at such annual meeting that the nomination was defective and such defective nomination shall be disregarded.

For purposes of Article I, Section 8 and Section 9 of these By-Laws, “Stockholder Associated Person” of any stockholder shall mean (a) any person acting in concert, directly or indirectly, with such stockholder, (b) the beneficial owner of the shares held by such stockholder and (c) (i) if the stockholder is a general or limited partnership, each general partner or person who functions as a general partner of the general or limited partnership that controls the general or limited partnership, (ii) if the stockholder is a corporation or limited liability company, each officer, director, general partner or person who functions as an officer, director or general partner or any entity ultimately in control of the corporation or limited liability company, or (iii) any other person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.

Section 9.    Notice of Stockholder Proposals of Business. No business (other than nominations for election to the Board of Directors pursuant to Section 8 of Article I of these By-laws) may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record (1) on the date of the giving of the notice provided for in this Section 9, (2) on the record date for the determination of stockholders entitled to vote at such annual meeting and (3) at the time of the meeting, and that is present in person at the annual meeting and entitled to vote at such annual meeting (if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder is required to be present in person at the meeting) and (ii) who complies with the notice procedures set forth below in this Section 9, including the provision of the information required by this Section 9. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), full compliance with the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of the Corporation must be received at the principal executive offices of the Corporation not more than 150 days and not less than 120 days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of any business proposal (in the event such proposal includes resolutions proposed for consideration or a proposal to amend these By-laws, the text of such resolutions and the proposed By-law amendment, as applicable), the reasons for conducting such business at the annual meeting and any interests of the proposing stockholder and any Stockholder Associated Person in the business proposed to be brought before the meeting and as to the stockholder giving the notice and any Stockholder Associated Person: (i) the name, business address, residence address and record address of such person; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person; (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person; (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (v) whether and the extent to which any transaction or series of transactions has been made or entered into by or on behalf of such persons in relation to any share of stock of the Corporation, including, without limitation, any hedging or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, dividend rights, options or borrowed or loaned shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock or other securities of the Corporation; (vi) any pending or threatened litigation in which such person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (vii) a summary of all material discussions regarding any business proposed to be taken at the annual meeting between or among such persons and any other beneficial or record owner of shares of any class or series of the Corporation (including the names of such stockholders); (viii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice; (ix) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business; (x) any other material relationship between such person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand; (xi) any direct or indirect material interest in any material contract or agreement of such person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (xii) (A) if such person is a general partnership, limited partnership, corporation, limited liability company or other syndicate or group, any fiduciary duties owed by such stockholder’s qualifying representatives to the equity holders or other beneficiaries of such person and any other material interests or relationships that are not shared generally by other record or beneficial holders of shares of any class or series of the Corporation and that reasonably could have influenced the decision of such person to propose such business to be brought before the annual meeting, and (B), if such person is a natural person, any material interests or relationships of such natural person that are not shared generally by other record or beneficial holders of shares of any class or series of the Corporation and that reasonably could have influenced the decision of such person to propose such business to be brought before the meeting; and (xiii) a statement as to whether either such person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal. Any information required pursuant to this paragraph shall be supplemented as of the record date for the meeting and as of the date that is 10 business days prior to such meeting or adjournment or postponement thereof by the stockholder giving notice, which shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation, not later than 10 days after the record date for the meeting or five business days prior to the annual meeting or adjournment or postponement thereof, as applicable.

If the chair of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare at such annual meeting that the business was not properly brought before the meeting and such business shall not be transacted. Once business has been properly brought before the annual meeting in accordance with the foregoing procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business, subject to the rules, regulations and procedures for the conduct of the meeting.

Section 10.    Voting. Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by the stockholder and registered in the stockholder’s name on the books of the Corporation on the date fixed or determined pursuant to the provisions of Section 5 of Article V of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.

Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by the stockholder’s proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the

Corporation or to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders where a quorum is present, except as otherwise provided in these By-laws or the Restated Certificate of Incorporation of the Corporation, by applicable law or the rules or regulations of any stock exchange applicable to the Corporation, (i) any advisory vote pursuant to Section 14A(a)(2) of the Exchange Act on the frequency of the stockholder advisory vote with respect to executive compensation shall be decided by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and (ii) any matter submitted for stockholder approval, other than the matters set forth in the preceding clause (i) or the election of directors pursuant to Article II, Section 3, shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Except in the case of votes for the election of directors, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder’s proxy, if there be such proxy. If authorized by the Board of Directors, such a requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 11.    List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to said meeting either (a) at a place within the city where said meeting is to be held and which place shall be specified in the notice of said meeting~~,~~ or ~~,~~(b) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided in the notice of meeting. If the meeting is to be held at a place, the ~~if not so specified, at the place where said meeting is to be held, and such~~ list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 12.    Inspectors or Judges. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If the inspectors or judges shall not be so appointed, or if any of them shall fail to appear or act, the chair of such meeting shall appoint the inspectors or judges, or such replacement or replacements therefor, as the case may be. Such inspectors or judges, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspectors or judges at meetings for which they are appointed. At such meeting, the inspectors or judges shall receive and take in charge the proxies and ballots and decide all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes. An inspector or judge need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector or judge on any question other than a vote for or against his or her election to any position with the Corporation.

ARTICLE II

Board of Directors

Section 1.    General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

Section 2.    Number and Time of Holding Office. Subject to the requirements of the laws of the State of Delaware, the Board may from time to time by the vote of the majority of the directors of the Corporation then in office determine the number of directors. Until the Board shall otherwise so determine, the number of directors shall not exceed eighteen (18). Each of the directors of the Corporation shall hold office until the expiration of his or her term and until his or her successor shall be elected. Directors need not be stockholders.

Section 3.    Election of Directors. Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation, at each meeting of the stockholders for the election of directors at which a quorum is present, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Such election shall be by ballot.

Section 4.    Nominee Documents. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in the case of any nomination made by a stockholder of the Corporation, in accordance with the time periods prescribed in Article I, Section 8 above for the delivery of notice of nomination) to the Secretary of the Corporation at the principal executive offices of the Corporation (i) a statement signed by the nominee to the effect that he or she consents to being named a nominee and to serve as a director if elected, (ii) a written questionnaire completed and signed by such person with respect to his or her background and qualification and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary), and (iii) a written representation and agreement (in the form provided by the Secretary) (the “Nominee Agreement”) that, except as otherwise approved by the Board of Directors, provides, among other things, that such person:

(a)    is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any agreement, arrangement, understanding, commitment or assurance to any person or entity that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(b)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director;

(c)    if such person is at the time a director or is subsequently elected as a director of the Corporation, either during such person’s tenure as a director or at any time thereafter, will use all confidential information of the Corporation solely for purposes of carrying out his or her duties as a director and maintain the confidentiality of all confidential information;

(d)    in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is made, would be in compliance, and if elected as a director of the Corporation will comply, with all applicable corporate governance, code of conduct, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 5.    Organization and Order of Business. At its last meeting before, or first meeting after, the Annual Meeting of Stockholders the Board of Directors shall elect one of its members to be Chair of the Board. The Chair of the Board may be, but does not have to be, an officer, executive or employee of the Corporation. The Chair of the Board shall preside at meetings of the Board, lead the Board in carrying out its responsibilities to manage the business and affairs of the Corporation and perform other duties as requested by the Board of Directors.

At each meeting of the Board, one of the following shall chair the meeting and preside thereat, in the following order of precedence:

(a)    the Chair of the Board;

(b)    the Chief Executive Officer; or

(c)    any director chosen by a majority of the directors present thereat.

The Secretary, or in case of his or her absence, the person whom the chair of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board of Directors shall be determined by the chair of such meeting.

Section 6.    Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Chair of the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.    Vacancies, etc. Except as otherwise provided in the Restated Certificate of Incorporation of the Corporation, in case of any vacancy on the Board, or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office though less than a quorum.

Section 8.    Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, that all meetings, regular or special, shall be held at the chief executive office of the Corporation in Warrenville, Illinois, unless otherwise ordered or approved by a majority of the whole Board.

Section 9.    First Meeting. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Such meeting shall be held at the time and place theretofore fixed by the Board for the next regular meeting of the Board and no notice thereof need be given; provided, however, that the Board may determine that such meeting shall be held at a different place and time but notice thereof shall be given in the manner hereinafter provided for special meetings of the Board.

Section 10.    Regular Meetings. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour on the same day of the next succeeding week in which such day shall not be a legal holiday at such place, or at such other time and place as the Board shall determine in which event notice thereof shall be given.

Section 11.    Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chair of the Board, the Chief Executive Officer or one-third (1/3) of the directors at the time in office. The Secretary shall give notice to each director as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to the director at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held; or shall be sent addressed to him or her at such place by electronic mail, facsimile, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him or her in writing or by wireless or other form of recorded communication, before, during or after such meeting, or if he or she shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

Dividends may be declared upon the stock of the Corporation at any special meeting of the Board of Directors; provided, that the notice of said special meeting states specifically the fact that dividend action is to be considered. Any and all other business may be transacted at a special meeting unless notice of the meeting specifically states that action will be taken only upon the matters listed in the notice.

Section 12.    Quorum and Manner of Acting. Except as otherwise provided in these By-laws or by law, a majority of directors at the time in office shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of at least a majority of the directors present at any such meeting, at which a quorum is present, shall be necessary for the passage of any resolution or act of the Board; provided, however, in the event one or more directors recuse themselves from the vote on any matter, solely for purposes of the vote on such matter, a majority of the remaining directors then in office shall constitute a quorum. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

Section 13.    Action by Consent. Unless otherwise restricted by the Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 14.    Committees. The Board of Directors may appoint standing committees of its members. Such committees shall be composed of such number of Directors and shall have such powers as are conferred by the By-laws or determined by the Board of Directors. The members of all standing committees shall be appointed annually at the first meeting of the Board of Directors after the annual meeting of the stockholders and shall continue as members until their successors are appointed, subject to the power of the Board to remove any member of a committee at any time and to appoint a successor.

A majority of the members of each standing committee shall constitute a quorum. The chair of each standing committee shall preside at the committee’s meetings. If the chair is absent, then the meeting shall be chaired by the Committee member present at the meeting who has been a director for the longest period of time.

Each committee chair shall report regularly to the Board as to the committee’s reviews, actions and recommendations.

Section 15.    Meeting by Remote Communication. Members of the Board of Directors or any committee appointed by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

ARTICLE III

Officers

Section 1.    Election, Appointment, Term of Office. The Executive Officers of the Corporation shall consist of a Chief Executive Officer, a President and such number of other Executive Officers as the Board of Directors may determine from time to time. There shall also be a General Counsel, a Treasurer, a Controller and a Secretary, any of whom may also be an Executive Officer.

The Board of Directors may also appoint such other officers and agents as it may deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board.

All Executive Officers and other officers of the Corporation shall be regularly elected or appointed by the majority vote of the whole Board of Directors at its first meeting after the annual meeting of the stockholders and shall hold office until the first meeting of the Board after the next annual meeting of the stockholders, and until their successors are elected or appointed.

If additional officers are elected or appointed during the year, they shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until their successors are elected or appointed.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors.

Section 2.    Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, he or she shall be in general and active charge of the entire business and all the affairs of the Corporation, and shall be its chief policy-making officer. He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws.

Section 3.    President. The President shall have such powers and perform such duties as may be prescribed by the Board of Directors at the time of his or her election and such other powers and duties as may be assigned to him or her from time to time by the Chief Executive Officer or the Board of Directors.

Section 4.    Executive Officers. Each Executive Officer shall have such powers, duties and titles as shall be prescribed by the Board of Directors at the time of his or her election and such other powers and duties as may be assigned to him or her from time to time by the Chief Executive Officer or the Board of Directors.

Section 5.    General Counsel. The General Counsel shall have charge of all matters of legal import concerning the Corporation and of the department relating to such matters. He or she shall have such other powers and duties as may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 6.    Treasurer. The Treasurer shall be responsible for safeguarding the cash and securities of the Corporation and the formulation of the investment and financial policies of the Corporation. He or she shall have such other powers and duties as may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 7.    Controller. The Controller shall be in charge of the accounts of the Corporation and the maintenance of adequate accounting procedure and records of the Corporation. He or she shall have such other powers and duties as may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 8.    Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board of Directors and of its committees. He or she shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same have been signed on behalf of the Corporation by a duly authorized officer. He or she shall perform such other duties as may be assigned to him or her from time to time by the Chief Executive Officer or the Board of Directors.

ARTICLE IV

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1.    Approval and Execution of Documents by Officers. Subject to the Restated Certificate of Incorporation of the Corporation, these By-laws, the provisions of the Delaware General Corporation Law and any resolution adopted by the Board of Directors or any committee thereof, all of the Executive Officers of the Corporation elected as provided in Section 1 of Article III of the By-laws, shall have the full power and authority, on behalf of and in the name of the Corporation, to enter into any deeds, contracts, mortgages, bonds, guarantees, debentures and other documents, and to execute and deliver any such document, on behalf of and in the name of the Corporation, and to cause the Corporation to perform its obligations thereunder.

All appointed officers shall have such powers with respect to execution and delivery of deeds, contracts, mortgages, bonds, guarantees, debentures and other documents as may be assigned to them by the Board of Directors.

Section 2.    Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chief Executive Officer or the Treasurer shall direct in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

Section 3.    Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, each of the Executive Officers of the Corporation elected as provided in Section 1 of Article III of these By-laws may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as such Executive Officer may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE V

Shares and Their Transfers;

Examination of Books

Section 1.    Certificates for Stock. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Every holder of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation owned by the stockholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was at the time of signing the Chief Executive Officer or an Executive Officer and by the person who was at the time of signing the Treasurer or an Assistant Treasurer and its seal may be affixed thereto; provided, however, that the signature of such Executive Officer of the Corporation and of such Treasurer or Assistant Treasurer and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, the number of shares held by such persons, firms or corporations, and the respective dates of issuance, and in case of cancellation, the respective dates of cancellation. Every share of stock surrendered to the Corporation for exchange or transfer shall be canceled and neither a new certificate or certificates nor uncertificated shares of stock shall be issued in exchange thereof until such stock shall have been so canceled except in cases provided for in Section 4 of this Article V.

Section 2.    Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article V provided, and upon payment of all taxes thereon and, in the case of certificated shares, surrender of the certificate or certificates for such shares properly endorsed or, in the case of uncertificated shares of stock, compliance with appropriate procedures for transferring shares in uncertificated form. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 3.    Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of shares of stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Corporation, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

Section 4.    Lost, Destroyed and Mutilated Certificates. The owner of any certificated shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock or uncertificated shares of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate or uncertificated shares of stock.

Section 5.    Record Date. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors:

(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

(b)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

Section 6.    Examination of Books by Stockholders. The Board may determine, from time to time, whether and to what extent, at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware or as authorized by resolution adopted by the Board or by the stockholders of the Corporation entitled to vote in respect thereof.

ARTICLE VI

Offices, Etc.

Section 1.    Registered Office. The Corporation shall maintain a registered office in the State of Delaware. The location of the registered office, and the resident agent in charge thereof, shall be determined by the Board of Directors from time to time.

Section 2.    Other Offices. The Corporation also may have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as provided in these By-laws or as the Board may from time to time appoint or as the business of the Corporation may require.

Section 3.    Books and Records. Except as otherwise required by law, the Restated Certificate of Incorporation or these By-laws, the Corporation may keep the books and records of the Corporation in such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or the business of the Corporation may require; provided, however, the principal accounting books and records of the Corporation, including the records of meetings of the Board of Directors, shall be kept at the chief executive office of the Corporation in Warrenville, Illinois, unless otherwise determined by resolution of the Board of Directors.

ARTICLE VII

Dividends

Subject to the provisions of law, of the Restated Certificate of Incorporation of the Corporation and of these By-laws, the Board may declare and pay dividends upon the shares of the stock of the Corporation, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable. Dividends upon the shares of stock of the Corporation may be declared at any regular meeting of the Board of Directors and also at a special meeting, if notice of such proposed action is given as provided in Section 11 of Article II of these By-laws.

ARTICLE VIII

Seal

The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Incorporated 1993 Delaware”, or words and figures of similar import. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary or any Assistant Secretary or any other officer authorized by the Board.

ARTICLE IX

Fiscal Years

The fiscal year of the Corporation shall end on the thirty-first day of October in each year.

ARTICLE X

Waiver of Notices

Whenever any notice whatever is required to be given by these By-laws or by the Restated Certificate of Incorporation of the Corporation or by the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XI

Indemnification

Section 1.    Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ( each a “proceeding”), by reason of the fact that he or she is or was a director (including, without limitation, serving as a member of a committee of the Board) or officer of the Corporation (which term shall include any predecessor corporation of the Corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (each an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided however, that, except as provided in Section 2 of this Article XI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XI or otherwise.

Section 2.    Claims. If a claim under Section 1 of this Article XI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) or by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this Article XI or otherwise shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

Section 3.    Rights Not Exclusive. The rights conferred on any person by Section 1 and Section 2 of this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 5.    Employees. Persons who are not included as indemnities under Section 1 of this Article XI but are employees of the Corporation or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

ARTICLE XII

Amendments

These By-laws as they shall be at any time may be amended, altered or repealed by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting if the proposed amendment, alteration or repeal is stated in the notice of the special meeting; but any by-laws made by the Board may be altered, amended or repealed by the stockholders in the manner provided in the Restated Certificate of Incorporation of the Corporation.

ARTICLE XIII

National Emergency

Section 1.    Definition and Application. For the purposes of this Article XIII the term “national emergency” is defined as an emergency situation resulting from an attack upon the United States, a nuclear disaster within the United States, a catastrophe, or other emergency condition, as a result of which attack, disaster, catastrophe or emergency condition a quorum of the Board of Directors cannot readily be convened for action. Persons not directors of the Corporation may conclusively rely upon the determination by the Board of Directors of the Corporation, at a meeting held or purporting to be held pursuant to this Article XIII that a national emergency as hereinabove defined exists regardless of the correctness of such determination made or purporting to be made as hereinafter provided. During the existence of a national emergency the provisions of this Article XIII shall become operative, but, to the extent not inconsistent with such provisions, the other provisions of these By-laws shall remain in effect during any national emergency and upon its termination the provisions of this Article XIII shall cease to be operative.

Section 2.    Meetings, etc. When it is determined in good faith by any director that a national emergency exists, special meetings of the Board of Directors may be called by such director. The director calling any such special meeting shall make a reasonable effort to notify all other directors of the time and place of such special meeting, and such effort shall be deemed to constitute the giving of notice of such special meeting, and every director shall be deemed to have waived any requirement, of law or otherwise, that any other notice of such special meeting be given. At any such special meeting two directors shall constitute a quorum for the transaction of business including without limiting the generality hereof the filling of vacancies among directors and officers of the Corporation and the election of additional Executive Officers, Assistant Controllers, Assistant Secretaries and Assistant Treasurers. The act of a majority of the directors present thereat shall be the act of the Board of Directors. If at any such special meeting of the Board of Directors there shall be only one director present, such director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given of any such adjournment.

The directors present at any such special meeting shall make reasonable effort to notify all absent directors of any action taken thereat, but failure to give such notice shall not affect the validity of the action taken at any such meeting. All directors, officers, employees and agents of, and all persons dealing with, the Corporation, if acting in good faith, may conclusively rely upon any action taken at any such special meeting.

Section 3.    Amendment. The Board of Directors shall have the power to alter, amend, or repeal any of these By-laws by the affirmative vote of at least two-thirds (2⁄3) of the directors present at any special meeting attended by two (2) or more directors and held in the manner prescribed in Section 2 of this Article XIII, if it is determined in good faith by said two-thirds (2⁄3) that such alteration, amendment or repeal would be conducive to the proper direction of the Corporation’s affairs.

Section 4.    Chair of the Board and Executive Officers. If during the existence of a national emergency, the Chair of the Board becomes incapacitated, cannot by reasonable effort be located or otherwise is unable or unavailable to perform the duties of his or her office, the Board shall elect one of its members to be Chair of the Board. The Chair of the Board may, but need not be an officer of or employed in an executive or any other capacity by the Corporation. If, during the existence of a national emergency, the Chief Executive Officer becomes incapacitated or unavailable to perform the duties of his or her office, the Chair of the Board is hereby designated also as Chief Executive Officer and will act as both Chair of the Board and Chief Executive Officer.

Section 5.    Substitute Directors. To the extent required to constitute a quorum at any meeting of the Board of Directors during a national emergency, the officers of the Corporation who are present shall be deemed, in order of rank of office and within the same rank in order of election or appointment of such offices, directors for such meeting.

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